Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 pertaining to the Tularik Salary Savings Plan, as amended, of our report dated February 27, 2004 relating to the consolidated financial statements as of December 31, 2003 and 2002 and for the years then ended, which appears in Tularik’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/    PricewaterhouseCoopers LLP

San Jose, California

July 19, 2004